As filed with the Securities and Exchange Commission on March 2, 2026

Registration No. 333-293451

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PROFUSA, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	86-3437271
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

626 Bancroft Way, Suite A
Berkeley, CA 94710
(925) 997-6925
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben C. Hwang

Chief Executive Officer

626 Bancroft Way, Suite A

Berkeley, CA 94710

(925) 997-6925

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David E. Danovitch, Esq. Joseph E. Segilia, Esq. Michael DeDonato, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3060	Barry I. Grossman, Esq. Matthew Bernstein, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: Not applicable, as this Post-Effective Amendment No. 1 to Form S-1 is being filed by the registrant to deregister all of the securities that were registered pursuant to the above-referenced registration statement, none of which were sold.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-1, as amended (No. 333-293451), originally filed with the U.S. Securities and Exchange Commission (“SEC”) on February 13, 2026 and declared effective by the SEC on February 17, 2026 (the “Registration Statement”),which registered an aggregate of $45,000,000 of securities of Profusa, Inc. (the “Registrant”).

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement (the “Securities”) that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement by filing with the SEC this Post-Effective Amendment in order to deregister all of the Securities registered under the Registration Statement, all of which were unsold. The Securities are being removed from registration because the Securities are no longer being offered or sold pursuant to the Registration Statement. As a result of this deregistration and upon the effectiveness of this Post-Effective Amendment, no Securities will remain registered pursuant to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on March 2, 2026.

PROFUSA, INC.

By:	/s/ Ben Hwang
Name:	Ben Hwang
Title:	Chairman of the Board and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ben Hwang	Director and Chief Executive Officer	March 2, 2026
Ben Hwang	(Principal Executive Officer)

/s/ *	Chief Financial Officer	March 2, 2026
Fred Knechtel	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director	March 2, 2026
Peter O’Rourke

/s/ *	Director	March 2, 2026
Lauren Chung

/s/ *	Director	March 2, 2026
Jack Stover

/s/ *	Director	March 2, 2026
Rajesh Asorpota

* By:	/s/ Ben Hwang, as attorney-in-fact
Name:	Ben Hwang

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